Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in Exhibit A to the Prospectus/Proxy Statement and to the use of our reports on UBS Enhanced S&P 500 Fund, a series of UBS Mutual Funds Securities Trust, dated November 8, 2002 and UBS S&P 500 Index Fund, a series of UBS Index Trust, dated July 15, 2003, which are incorporated by reference, in this Registration Statement (Form N-14 No. 333-27917 and 811-08229) of UBS Index Trust.

/s/ERNST & YOUNG LLP

New York, New York

August 5, 2003